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                                                                      EXHIBIT 11

                               BIOFIELD CORP.
                        (A DEVELOPMENT STAGE COMPANY)
                             EARNINGS PER SHARE
                   CALCULATION OF SHARES USED IN COMPUTING
               NET LOSS PER COMMON AND COMMON EQUIVALENT SHARE
               -----------------------------------------------

                                                                                      For the years ended December 31,
                                                                                      --------------------------------
                                                                                           1995              1996
                                                                                      -------------      -------------


Net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             $  (8,739,860)     $ (10,036,090)
                                                                                      =============      =============

PRIMARY NET LOSS PER COMMON AND COMMON EQUIVALENT SHARE:

Weighted average number of common and common equivalent shares outstanding (1).                              5,369,996
                                                                                                        ==============
Primary net loss per common and common equivalent share . . . . . . . . .                               $        (1.87)
                                                                                                        ==============


FULLY-DILUTED NET LOSS PER COMMON AND COMMON EQUIVALENT SHARE:

Weighted average number of common and common equivalent shares outstanding (1)                               6,044,233
                                                                                                        ==============
Fully-diluted net loss per common and common equivalent share . . . . . .                               $        (1.66)
                                                                                                        ==============


PRO FORMA PRIMARY AND FULLY-DILUTED NET LOSS PER COMMON AND COMMON
   EQUIVALENT SHARE:

Pro forma weighted average number of common and common equivalent shares
   outstanding (2)  . . . . . . . . . . . . . . . . . . . . . . . . . . .                 3,183,295

Plus:  Incremental shares (3) . . . . . . . . . . . . . . . . . . . . . .                   550,002
                                                                                      -------------
Pro forma weighted average number of common and common equivalent shares
   outstanding (4)  . . . . . . . . . . . . . . . . . . . . . . . . . . .                 3,733,297
                                                                                      =============
Pro forma primary and fully-diluted net loss per common and common equivalent
   share  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             $       (2.34)
                                                                                      =============


(1) Upon the closing date of the Company's Initial Public Offering ("IPO"), March 22, 1996, all shares of Series A, Series B and Series C Convertible Preferred Stock automatically converted into shares of Common Stock. The 1996 primary net loss per common and common equivalent share is computed based upon the actual conversion date of the Company's convertible preferred stock, March 22, 1996. The 1996 fully-diluted net loss per common and common equivalent share assumes conversion of the convertible preferred stock as of January 1, 1996.

(2) The calculation of the pro forma weighted average number of common and common equivalent shares outstanding includes approximately 2,823,762 shares of convertible preferred stock, excluding shares issued subsequent to January 31, 1995, which converted into approximately 1,617,732 shares of Common Stock immediately upon the closing of the IPO, as if they were converted to Common Stock as of the original dates of issuance.

(3) All common stock equivalents issued within 12 months of the IPO at a price per share less than the offering price ($11.00) are considered to be outstanding, using the treasury stock method. Accordingly, all common stock equivalents issued subsequent to January 31, 1995 at a price per share below $11.00 are considered to be outstanding for all of 1995.

(4) The effect of the assumed exercise of stock options, warrants and other potentially dilutive securities which were issued more than 12 months prior to the initial filing of the registration statement in connection with the Company's IPO is not included in the pro forma weighted average number of common and common equivalent shares outstanding because the effect is anti-dilutive.